                                                                      April 2011
--------------------------------------------------------------------------------

                                           Free Writing Prospectus
                                           Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                           Dated April 5, 2011

                        Deutsche Bank Commodity Indices

                        April 2011

                               [GRAPHIC OMITTED]

                                                                             p01

Contents

Section

1. Optimum Yield Indices
   - DB Commodity Booster - DJUBS Index
   - DB Commodity Booster DJUBS - TV14 Index
   - DB Commodity Booster - Benchmark Index
2. Mean Reversion Indices
   - DBLCI - MR Index
   - DBLCI - Mean Reversion Enhanced Index
   - DB MR Enhanced 15 Index
   - DBLCI - MR+ Index
3. Market Neutral Indices
   - DB Commodity Harvest Index
   - DB Commodity Harvest - 10 Index
4. Long-Short Indices
   - DBLCI Commodity Momentum Index
5. DB Commodity Allocator Index
6. DB Commodity Risk Parity 18 Index
7. DB Commodity Apex 14 Index

Appendix

1 Appendix

Deutsche Bank

2

Executive Summary
The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                             p03

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS			✓		
DB Commodity Booster DJUBS – TV14			✓		✓
DB Commodity Booster – Benchmark			✓		
DBLCI-MR	✓				
DBLCI-MR+	✓	✓			
DBLCI – Mean Reversion Enhanced	✓		✓		
DB MR Enhanced 15	✓		✓		✓
DB Commodity Harvest			✓		
DB Commodity Harvest – 10			✓		✓
DBLCI Commodity Momentum Index		✓			
DB Commodity Allocator	✓	✓	✓		
DB Commodity Risk Parity 18 Index	✓	✓	✓	✓	✓
DB Commodity Apex 14 Index	✓	✓	✓	✓	✓

Deutsche Bank

4

--------------------------------------------------------------------------------
Optimum Yield Indices

Section 1

[GRAPHIC OMITTED]

                                                                             p05

--------------------------------------------------------------------------------
DB Commodity Booster -- DJUBS
Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)

                                                                             p06

------------------------------------------------------------------------------
DB Commodity Booster � DJUBS
Index Construction

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
March 2011

                                                                             p07

DB Commodity Booster -- DJUBS
Performance Analysis

Performance Analysis (1)

[GRAPHIC OMITTED]

Index Sector Exposure1
------------------------------------------------------------------------------
Energy                                                             33.53
Precious Metal                                                     14.41
Industrial Metal                                                    16.9
Agriculture                                                        35.17
------------------------------------------------------------------------------

Performance Analysis 1
------------------------------------------------------------------------------
January 2001 - March 2011   DB Commodity
                            Booster - DJUBS    DJUBS           SandP-GSCI

Annualized Returns           10.8%           3.9%               0.6%
Volatility                   16.6%           18.4%             26.0%
Sharpe Ratio(2)              0.65            0.21               0.02
Maximum Drawdown            -54.1%          -57.1%             -71.6%
  Start Date                 Jul-08          Jul-08            Jul-08
  End Date                   Mar-09          Mar-09            Feb-09

Max Monthly Consecutive Loss -51.5%          -54.5%            -67.8%
  Start Date                 Jul-08          Jul-08            Jul-08
  End Date                   Feb-09          Feb-09            Feb-09
Max/Min Returns
  Rolling 12 Months          47% / -48.5%    39.9% / -52.7%    74.8% / -64.8%
  Rolling 3 Months           24.4% / -38.4%  24.7% / -39.7%    34.4% / -53.4%
Average Monthly Returns      1.0%            0.4%               0.3%
% Months with Gains          65.0%           56.1%             57.7%
Correlation
  DJUBS                      0.96            1.00              0.91
  SandP-GSCI                 0.88            0.91               1.00
------------------------------------------------------------------------------

        Year on Year Performance Comparison 1
                                      Annual Returns for Excess Return Indices
                                      ----------------------------------------
Calendar Year     DB Commodity Booster -- DJUBS    DJUBS
------------------------------------------------------------------------------
2001                                    -17.06%                -22.32%
2002                                     23.21%                 23.86%
2003                                     27.76%                 22.66%
2004                                     23.13%                  7.64%
2005                                     30.64%                 17.54%
2006                                     12.57%                 -2.71%
2007                                     16.70%                 11.08%
2008                                    -30.46%                -36.61%
2009                                     19.81%                 18.72%
2010                                     16.94%                 16.67%
2011 YTD                                  6.91%                  4.41%
Annualized Return                        10.84%                  3.89%
------------------------------------------------------------------------------
Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns.
Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster -- DJUBS Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility

3 Data is as of 31 March 2011. Statistics shown are for excess return indices.

                                                                             p08

DB Commodity Booster DJUBS -- TV14
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)

                                                                             p09

DB Commodity Booster DJUBS -- TV14
Index Construction

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
March 2011

                                                                             p10

DB Commodity Booster DJUBS -- TV14
Performance Analysis 1

   [GRAPHIC OMITTED]

Index Exposure (1)
------------------------------------- -------------------------------- --------
Current Exposure to DB
Commodity Booster -- DJUBS                                             92.72%
===================================== ================================ ========
Underlying Sector                                      Current Weight (%)
Energy                                                                    33.53
Precious Metal                                                            14.41
Industrial Metal                                                           16.9
Agriculture                                                               35.17
---------------- -------------------- -------------------------------- --------
Year on Year Performance Comparison (1)
===============================================================================
                           DB Commodity
January 2001 -- March 2011 Booster DJUBS       DB Commodity
                           - TV 14             Booster--DJUBS   DJUBS
Annualized Returns           13.9%             10.8%            3.9%
Volatility                   14.6%             16.6%            18.4%
Sharpe Ratio                 0.95              0.65             0.21
Maximum Drawdown             -35.0%            -54.1%           -57.1%
  Start Date                 Jul-08            Jul-08           Jul-08
  End Date                   Mar-09            Mar-09           Mar-09
Max Monthly Consecutive Loss -32.8%            -51.5%           -54.5%
  Start Date                 Jul-08            Jul-08           Jul-08
  End Date                   Feb-09            Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months          59.6% / -31.1%    47% / -48.5%     39.9% / -52.7%
  Rolling 3 Months           27.8% / -23.5%    24.4% / -38.4%   24.7% / -39.7%
Average Monthly Returns      1.2%              1.0%             0.4%
% Months with Gains          65.0%             65.0%            56.1%
Correlation
  DB Commodity Booster -- DJUBS 0.94           1.00             0.96
  DJUBS                      0.92              0.96             1.00
-------------------------------------------------------------------------------

Year on Year Performance Comparison 1
                                       Annual Returns for Excess Return Indices
================ ===================================================== ========
                 DB Commodity Booster           DB Commodity Booster   DJUBS
---------------- -------------------- -------------------------------- --------
 2001                 -21.43%                 -17.06%                   -22.32%
 2002                 29.64%                  23.21%                    23.86%
 2003                 46.67%                  27.76%                    22.66%
 2004                 27.08%                  23.13%                     7.64%
 2005                 30.40%                  30.64%                    17.54%
 2006                 11.01%                  12.57%                     -2.71%
 2007                 16.73%                  16.70%                    11.08%
 2008                 -15.61%                 -30.46%                   -36.61%
 2009                 13.52%                  19.81%                    18.72%
 2010                 16.44%                  16.94%                    16.67%
 2011 YTD              6.40%                   6.91%                     4.41%
 Annualized Return    13.92%                  10.84%                     3.89%

Notes: 1 Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity
     Booster DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS -- TV14 Index would have been lower than the Index as a result of fees and / or costs 11

2    Data is as of 31 March 2011. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster -- DJUBS Index

                                                                             p11

DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

[GRAPHIC OMITTED]

                                                                             p12

DB Commodity Booster -- Benchmark
Index Construction

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
March 2011

                                                                             p13

DB Commodity Booster -- Benchmark
Performance Analysis

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Energy                  68.09
Precious Metal           3.13
Industrial Metal         7.75
Agriculture             21.05
-----------------------------

Performance Analysis (1)
-----------------------------------------------------------------------------

 Return Indices

 ------------------------------------------- --------
                             DB Commodity
                             Booster --
January 2001 -- March 2011   Benchmark          DJUBS            SandP-GSCI

---------------------------- -------------------- -------------- --------------

          SandP-GSCI
Annualized Returns           11.3%                3.9%             0.6%
Volatility                   22.4%                18.4%            26.0%
Sharpe Ratio                 0.51                 0.21             0.02
Maximum Drawdown             -64.6%               -57.1%           -71.6%
  Start Date                 Jul-08               Jul-08           Jul-08
  End Date                   Feb-09               Mar-09           Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%           -67.8%
  Start Date                 Jul-08               Jul-08           Jul-08
  End Date                   Feb-09               Feb-09           Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7%   74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7%   34.4% / -53.4%
Average Monthly Returns      1.1%                 0.4%             0.3%
% Months with Gains          60.2%                56.1%            57.7%
Correlation
  DJUBS                      0.89                 1.00             0.91
  SandP-GSCI                 0.97                 0.91             1.00
---------------------------- -------------------- -------------- --------------
  Year on Year Performance Comparison (1)
 ----------------- --------------------

                        DB Commodity
 ----------------- --------------------

 Calendar Year     Booster -- Benchmark  DJUBS

 2001                        -17.43%    -22.32%     -34.31%
 2002                         25.99%    23.86%      29.92%
 2003                         27.09%    22.66%      19.48%
 2004                         38.49%     7.64%      15.65%
 2005                         41.80%    17.54%      21.61%
 2006                         -2.31%     -2.71%     -19.07%
 2007                         25.49%    11.08%      26.81%
 2008                        -36.65%    -36.61%     -47.29%
 2009                         20.31%    18.72%      13.30%
 2010                          9.69%    16.67%      8.88%
 2011 YTD                     12.96%     4.41%      11.53%
 Annualized Return            11.33%     3.89%       0.64

Notes:
1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs 14
2    Data is as of 31 March 2011. Statistics shown are for excess return indices.
                                                                             p14

Mean Reversion Indices

Section 2

                               [GRAPHIC OMITTED]

                                                                             p15

DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

[GRAPHIC OMITTED]

                                                                             p16

DBLCI -MR
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap
commodities and under-weights expensive ones

                               [GRAPHIC OMITTED]

Source: Deutsche Bank, 2011
Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 31 March 2011

                                                                             p17

DBLCI -MR
Performance Analysis

[GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Performance Analysis (1)

------------------------------------------- -------------- --------------

January 2001 -- March 2011   DBLCI-MR       DBLCI          DJUBS
---------------------------- -------------- -------------- --------------
Annualized Returns           12.5%          7.3%           3.9%
Volatility                   20.6%          23.7%          18.4%
Sharpe Ratio                 0.61           0.31           0.21
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
  Rolling 3 Months           33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.8%           0.4%
% Months with Gains          60.2%          56.9%          56.1%
Correlation
  DBLCI                      0.89           1.00           0.89
  DJUBS                      0.83           0.89           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
----------------------------------------------------------
                  Annual Returns for Excess Return Indices
                  ----------------------------------------
Calendar Year     DBLCI-MR        DBLCI          DJUBS

2001               -16.35%       -22.61%        22.32%
2002                27.73%       32.14%         23.86%
2003                21.21%       22.42%         22.66%
2004                25.85%       26.11%          7.64%
2005                 2.96%       13.89%         17.54%
2006                39.22%        3.06%         -2.71%
2007                42.49%       34.67%         11.08%
2008               -35.43%       -39.60%       -36.61%
2009                22.29%       10.17%         18.72%
2010                13.62%       12.33%         16.67%
2011 YTD            12.30%       10.41%          4.41%
Annualized Return   12.52%        7.30%          3.89%

----------------- -------- -------------------------------

Notes:
1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 31 March 2011. Statistics shown are for excess return indices.

                                                                             p18

DBLCI -- Mean Reversion Enhanced
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)

[GRAPHIC OMITTED]

                                                                             p19

DBLCI -- Mean Reversion Enhanced

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by
selecting the optimum futures contract

Index Construction

Source: Deutsche Bank, 2011
Notes:
1 Base Weights of DBLCI-MR Enhanced Index
2 Current Weights as of 31 March 2011

[GRAPHIC OMITTED]

                                                                             p20

DBLCI -- Mean Reversion Enhanced
Performance Analysis

Performance Analysis

 ============================================================================

 Excess Return Indices

 ---------------------------------------------- ---------
                             DBLCI Mean
January 2001 -- March 2011   Reversion    Enhanced DBLCI-MR   DJUBS
---------------------------- -------------------------------- --------------
Annualized Returns           12.5%           12.5%            3.9%
Volatility                   18.6%           20.6%            18.4%
Sharpe Ratio                 0.67            0.61             0.21
Maximum Drawdown             -55.9%          -62.8%           -57.1%
 Start Date                  Jul-08          Jul-08           Jul-08
 End Date                    Mar-09          Feb-09           Mar-09
Max Monthly Consecutive Loss -53.8%          -59.0%           -54.5%
 Start Date                  Jul-08          Jul-08           Jul-08
 End Date                    Feb-09          Feb-09           Feb-09
Max/Min Returns
 Rolling 12 Months           71.2% / -46.5%  84% / -56.3%     39.9% / -52.7%
 Rolling 3 Months            36% / -37.4%    33.3% / -43.1%   24.7% / -39.7%
Average Monthly Returns      1.1%            1.1%             0.4%

% Months with Gains          59.3%           60.2%            56.1%
Correlation
 DBLCI -- MR                 0.86            1.00             0.83
 DJUBS                       0.83            0.83             1.00
------------ --------------- --------------- ------ --------- ---- ---------

Year on Year Performance Comparison1
                        Annual Returns for Excess Return Indices
                        ----------------- ----------- --------------- ------
                              DBLCI Mean
Calendar Year           Reversion Enhanced      DBLCI-MR        DJUBS
2001                             -12.41%        -16.35%         -22.32%
2002                              15.52%         27.73%          23.86%
2003                              33.19%         21.21%          22.66%
2004                              23.16%         25.85%           7.64%
2005                              10.43%          2.96%          17.54%
2006                              28.54%         39.22%          -2.71%
2007                              26.67%         42.49%          11.08%
2008                             -26.29%        -35.43%         -36.61%
2009                              37.53%         22.29%          18.72%
2010                               5.29%         13.62%          16.67%
2011 YTD                           5.15%         12.30%           4.41%
Annualized Return                 12.51%         12.52%           3.89%
----------------- ----------- --------------- ------ --------------------

[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28
     February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- Mean Reversion
     Enhanced Index would have been lower than the Index as a result of fees and
     / or costs 21

2 Data is as of 31 March 2011. Statistics shown are for excess return indices.
                                                                             p21

DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

[GRAPHIC OMITTED]

                                                                             p22

DB MR Enhanced 15
Index Construction

 Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

 Employs OY technology seeking to maximize roll yield and
 Target Volatility technology with the aim of obtaining a
 smoother return profile

                               [GRAPHIC OMITTED]
Note:
1     Base Weights of DBLCI -- Mean Reversion Enhanced Index
2     Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 March 2011

                                                                             p23

DB MR Enhanced 15
Performance Analysis

Performance Analysis (1)                      Year on Year Performance Comparison (1)
[GRAPHIC OMITTED]                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                                 DBLCI -- Mean      DJUBS
January 2001 -- March 2011   DB MR Enhanced(15)  Reversion Enhanced
 DBLCI -- Mean
---------------------------- ------------------- ------------------ --------------
Annualized Returns           14.9%               12.5%              3.9%
Volatility                   15.8%               18.6%              18.4%
Sharpe Ratio                 0.95                0.67               0.21
Maximum Drawdown             -35.0%              -55.9%             -57.1%
 Start Date                  Jul-08              Jul-08             Jul-08

 End Date                    Mar-09              Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%              -53.8%             -54.5%
 Start Date                  Jul-08              Jul-08             Jul-08
 End Date                    Feb-09              Feb-09             Feb-09
Max/Min Returns
 Rolling 12 Months           79% / -28.4%        71.2% / -46.5%     39.9% / -52.7%
 Rolling 3 Months            25% / -22.2%        36% / -37.4%       24.7% / -39.7%

Average Monthly Returns      1.3%                1.1%               0.4%
% Months with Gains          59.3%               59.3%              56.1%
Correlation
 DBLCI-MR                    0.90                1.00               0.83
 DJUBS                       0.80                0.83               1.00
---------------------------- ------------------- ------------------ --------------

 Calendar Year              Enhanced 15    Reversion Enhanced           DJUBS
 2001                          -21.83%          -12.41%                -22.32%
 2002                           25.61%           15.52%                23.86%
 2003                           53.97%           33.19%                22.66%
 2004                           25.18%           23.16%                 7.64%
 2005                           15.77%           10.43%                17.54%
 2006                           30.96%           28.54%                 -2.71%
 2007                           24.84%           26.67%                11.08%
 2008                          -11.82%          -26.29%                -36.61%
 2009                           18.57%           37.53%                18.72%
 2010                            5.99%            5.29%                16.67%
 2011 YTD                        4.89%            5.15%                 4.41%
 Annualized Return              14.92%           12.51%                 3.89%

Note: 1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced
     15 have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 31 March 2011. Statistics shown are for excess return indices.
                                                                             p24

DBLCI MR+
Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

[GRAPHIC OMITTED]

                                                                             p25

DBLCI MR+
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap
commodities and under-weights expensive ones Aims to offer
upside exposure to DBLCI -MR but limit potential drawdowns
by employing a momentum algorithm

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 31 March 2011
3 Returns are calculated as of 6(th) business day of each month, from March 2010 to March 2011.

[GRAPHIC OMITTED]

                                                                             p26

DBLCI MR+
Performance Analysis

Index Returns (1)                                        Historical Weighting(1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                                        [GRAPHIC OMITTED]

Performance Analysis(1)
-------------------------------------------

January 2001 -- March 2011   DBLCI MR+          DBLCI-MR        DJUBS
---------------------------- -------------- ------------------ ---------------
Annualized Returns           12.1%              12.5%           3.9%
Volatility                   15.2%              20.6%           18.4%
Sharpe Ratio                 0.80               0.61            0.21
Maximum Drawdown             -33.8%             -62.8%          -57.1%
  Start Date                 Jul-08             Jul-08          Jul-08
  End Date                   Jun-10             Feb-09          Mar-09
Max Monthly Consecutive Loss -27.1%             -59.0%          -54.5%
  Start Date                 Jul-08             Jul-08          Jul-08
  End Date                   Nov-08             Feb-09          Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4%     84% / -56.3%    39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7%     33.3% / -43.1%  24.7% / -39.7%
Average Monthly Returns      1.0%               1.1%            0.4%
% Months with Gains          53.7%              60.2%           56.1%
Correlation
  DBLCI -- MR                0.86               1.00            0.83
  DJUBS                      0.70               0.83            1.00
------------- -------------- -------------- ---------- ------- ----- ---------
                                 Annual Returns for Excess Return Indices
                               -------------------------------------------------
 Calendar Year                 DBLCI MR+         DBLCI-MR                DJUBS
 2001                             -2.40%         -16.35%                -22.32%
 2002                             13.21%         27.73%                  23.86%
 2003                             15.56%         21.21%                  22.66%
 2004                             24.07%         25.85%                   7.64%
 2005                             -4.53%          2.96%                  17.54%
 2006                             24.53%         39.22%                  -2.71%
 2007                             38.57%         42.49%                  11.08%
 2008                             -0.67%        -35.43%                 -36.61%
 2009                              8.87%         22.29%                  18.72%
 2010                              2.36%         13.62%                  16.67%
 2011 YTD                         12.21%         12.30%                   4.41%
 Annualized Return                12.15%         12.52%                   3.89%
 ----------------- ------ ---------------- -------------------------------------

Notes: 1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs 27
2    Data is as of 31 March 2011. Statistics shown are for excess return indices.

                                                                             p27

Market Neutral Indices
Section 3

                               [GRAPHIC OMITTED]

                                                                             p28

DB Commodity Harvest

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the S&P
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)

[GRAPHIC OMITTED]

                                                                             p29

DB Commodity Harvest
Index Construction
--------------------------------------------------------------------------------
                                [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
March 2011

                                                                             p30

DB Commodity Harvest
Performance Analysis

Index Returns (1)                                  Index Constituents (1)
=--------------------------------------------      -------------------------------
                                                   Index

                                                   DB Commodity Booster -- Benchmark

                                                   Light Energy

                                                   SandP Goldman Sachs Light Energy Index

Performance Analysis (1)
--------------------------------------------------------------------------------
                                                  DB Commodity Booster
                                DB Commodity      -- Benchmark       SandP-GSCI
January 2001 -- March 2011      Harvest           Light Energy       Light Energy
--------------------------------------------------------------------------------
Annualized Returns              6.2%              8.3%                1.7%
Volatility                      3.6%              17.3%               19.1%
Sharpe Ratio                    1.73              0.48                0.09
Maximum Drawdown                -6.1%             -56.8%              -60.9%
  Start Date                    May-07            Jul-08              Jul-08
  End Date                      Sep-07            Mar-09              Feb-09
Max Monthly Consecutive Loss    -5.1%             -53.8%              -58.0%
  Start Date                    Jun-07            Jul-08              Jul-08
  End Date                      Sep-07            Feb-09              Feb-09
Max / Min Returns
  Rolling 12 Months             17.7% / -4.9%     51.7% / -50.3%      48.2% / -55.8%
  Rolling 3 Months              6.6% / -5.4%      24.8% / -42.4%      26.1% / -44.6%
Average Monthly Returns         0.5%              0.8%                0.3%
% Months with Gains             74.0%             60.2%               56.1%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy        -0.40             1.00                0.97
SandP-GSCI Light Energy         -0.55             0.97                1.00
--------------------------------------------------------------------------------
Year on Year Performance Comparison (1)
---------------------------------------

                             Annual Returns for Excess Return Indices
                          ----------------------------------------------
                                     DB Commodity Booster --
                            DB            Benchmark           SandP-GSCI
Calendar Year       Commodity Harvest     Light Energy      Light Energy
--------------------------------------------------------------------------------
2001                    11.85%            -17.11%                 -26.22%
2002                    -2.05%             13.10%                  15.09%
2003                     4.47%             20.91%                  15.41%
2004                    13.51%             22.05%                   7.31%
2005                    10.84%             28.51%                  15.51%
2006                    12.98%              9.15%                  -3.77%
2007                     0.15%             17.49%                  17.16%
2008                    11.28%            -33.20%                 -40.39%
2009                     1.18%             17.02%                  15.17%
2010                    -0.78%             16.11%                  16.94%
2011 YTD                 1.53%              9.22%                   7.67%
Annualized Return        6.17%              8.27%                   1.66%

[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return indices. Data is as of 31 March 2011

                                                                             p31

DB Commodity Harvest -- 10
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the SandP
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)

[GRAPHIC OMITTED]

                                                                             p32

DB Commodity Harvest -- 10
Index Construction

Strategy aims to generate alpha from roll returns and to
smoothen the return profile by varying exposure to the
underlying index in response to changes SandP GSCI Light
Energy in realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
  March 2011

                                                                             p33

DB Commodity Harvest -- 10
Performance Analysis

Index Returns (1)                                 Historical Exposure (1)
[GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

Performance Analysis(1)                    Year on Year Performance Comparison(1)
--------------------------------------------------------------------------------
                                                DB
                                DB Commodity    Commodity Harvest  SandP-GSCI
January 2001 -- March 2011      Harvest-10                         Light Energy

Annualized Returns           19.1%                6.2%              1.7%
Volatility                   10.8%                3.6%              19.1%
Sharpe Ratio                 1.76                 1.73              0.09
Maximum Drawdown             -19.5%               -6.1%             -60.9%
  Start Date                 May-07               May-07            Jul-08
  End Date                   Sep-07               Sep-07            Feb-09
Max Monthly Consecutive Loss -16.6%               -5.1%             -58.0%
  Start Date                 Jun-07               Jun-07            Jul-08
  End Date                   Sep-07               Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months          69.1% / -11.8%       17.7% / -4.9%     48.2% / -55.8%
  Rolling 3 Months           21.4% / -17%         6.6% / -5.4%      26.1% / -44.6%
Average Monthly Returns      1.5%                 0.5%              0.3%
% Months with Gains          74.0%                74.0%             56.1%
Correlation
  DB Commodity Harvest       0.95                 1.00              -0.55
  SandP-GSCI Light Energy    -0.54                -0.55             1.00
--------------------------------------------------------------------------------
                             Annual Returns for Excess Return Indices
                          ----------------------------------------------
                            DB                  DB                SandP-GSCI
Calendar Year       Commodity Harvest      Commodity Harvest    Light Energy

2001                            33.72%        11.85%                -26.22%
2002                            -6.40%        -2.05%                 15.09%
2003                            11.52%         4.47%                 15.41%
2004                            49.88%        13.51%                  7.31%
2005                            36.78%        10.84%                 15.51%
2006                            39.07%        12.98%                 -3.77%
2007                            -0.50%         0.15%                 17.16%
2008                            42.72%        11.28%                -40.39%
2009                             3.57%         1.18%                 15.17%
2010                            -3.47%        -0.78%                 16.94%
2011 YTD                         5.93%         1.53%                  7.67%
Annualized Return               19.05%         6.17%                  1.66%

[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DB Commodity Harvest
     - 10 Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 31 March 2011

                                                                             p34

Long-Short Indices
Section 4

[GRAPHIC OMITTED]
                                                                             p35

DBLCI Commodity Momentum
Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver

[]   Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)

[GRAPHIC OMITTED]

                                                                             p36

DBLCI Commodity Momentum
Index Construction
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                                                             p37

DBLCI Commodity Momentum
Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]
                             DBLCI
January 2001 -- March 2011   Commodity      Sand GSCI       DJUBS
---------------------------- -------------- -------------- --------------
                             Momentum
Annualized Returns           15.9%          0.6%           3.9%
Volatility                   16.4%          26.0%          18.4%
Sharpe Ratio                 0.97           0.02           0.21
Maximum Drawdown             -19.0%         -71.6%         -57.1%
 Start Date                  Feb-03         Jul-08         Jul-08
 End Date                    Sep-03         Feb-09         Mar-09
Max Monthly Consecutive Loss -15.1%         -67.8%         -54.5%
  Start Date                 Mar-03         Jul-08         Jul-08
  End Date                   Apr-03         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.3%           0.3%           0.4%
% Months with Gains          43.1%          57.7%          56.1%
Correlation
  SandP GSCI                 0.07           1.00           0.91
  DJUBS                      0.17           0.91           1.00
------------------------------------------------------------------------

Year on Year Performance Comparison (1)
------------------------------------------------------------------------
                          Annual Returns for Excess Return Indices
                  ------------------------------------------------------
                  DBLCI Commodity
Calendar Year          Momentum            SandP GSCI             DJUBS
2001                       7.95%            -34.31%            -22.32%
2002                       2.81%            29.92%             23.86%
2003                       0.60%            19.48%             22.66%
2004                      11.33%            15.65%              7.64%
2005                      10.08%            21.61%             17.54%
2006                      26.52%            -19.07%             -2.71%
2007                       2.16%            26.81%             11.08%
2008                      62.00%            -47.29%            -36.61%
2009                      30.21%            13.30%             18.72%
2010                      19.12%             8.88%             16.67%
2011 YTD                   2.54%            11.53%              4.41%
Annualized Return         15.94%             0.64%              3.89%
------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than (the) 38
     Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 March 2011
                                                                             p38

DB Commodity Allocator Index
Section 5

                               [GRAPHIC OMITTED]
                                                                             p39

DB Commodity Allocator
Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

[GRAPHIC OMITTED]

Note:
1 ERAC: Excess Return After Cost

                                                                             p40

DB Commodity Harvest USD ERAC (ALPHA)
DB MR Enhanced ERAC (BETA)

Strategy aims to generate alpha from roll returns and to
smoothen the return profile by adjusting exposure in
response to changes in realized volatility

-    BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:
1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights). Current weights are as of 31 March 2011
2    Base Weights of DBLCI -- Mean Reversion Enhanced Index
3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 March 2011

                                                                             p41

DB Commodity Allocator
Index Construction

[GRAPHIC OMITTED]

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

Notes: 1 Returns are calculated as of 3(rd) to last business day of each month, from March 2010 to March 2011.

                                                                             p42

DB Commodity Allocator
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Exposure to DB MR Enhanced ERAC (2): 100.00%
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure (Exposure) to DB Commodity Harvest USD ERAC
                                 Leveraged (2): 0.00%
---------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2001 -- March 2011   DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
--------------------------------------------------------------------------------
Annualized Returns           16.2%          5.5%             11.3%
Volatility                   13.9%          3.6%             18.6%
Sharpe Ratio                 1.16           1.56             0.61
Maximum Drawdown             -29.9%         -6.3%            -56.2%
 Start Date                  Jul-08         May-07           Jul-08
 End Date                    Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -15.6% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      1.3%           0.5%             1.0%
% Months with Gains          66.7%          72.4%            59.3%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.04          1.00             -0.34
  DB MR Enhanced ERAC        0.73           -0.34            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                       Annual Returns for Excess Return Indices
--------------------------------------------------------------------------------
                  DB Commodity     DB Commodity         DB MR
--------------------------------------------------------------------------------
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
2001                   29.55%            11.17%        -13.38%
2002                     4.02%           -2.63%         14.25%
2003                   28.16%             3.84%         31.72%
2004                   21.76%            12.84%         21.81%
2005                   13.87%            10.17%          9.22%
2006                   26.67%            12.30%         27.12%
2007                   15.86%            -0.44%         25.28%
2008                   12.72%            10.61%        -27.10%
2009                   25.34%             0.58%         36.02%
2010                   -10.51%           -1.38%          4.14%
2011 YTD                 4.67%            1.38%          4.86%
Annualized Return       16.16%            5.54%         11.27%
--------------------------------------------------------------------------------
Notes:
1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 31 March 2011

                                                                              43

DB Commodity Risk Parity 18 Index
Section 6
                                                                              44

DB Commodity Risk Parity 18
Index Summary

Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal Index
and DBLCI-OY Agriculture Index.

Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)
                                                                              45

DB Commodity Risk Parity 18
Index Construction
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Note:
1 Current weights are as of 31 March 2011
                                                                              46

DB Commodity Risk Parity 18
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
                             DB Commodity
January 2001 -- March 2011                  S and P GSCI        DJUBS
                             Risk Parity 18
--------------------------------------------------------------------------------
Annualized Returns           18.6%          0.6%            3.9%
Volatility                   19.7%          26.0%           18.4%
Sharpe Ratio                 0.94           0.02            0.21
Maximum Drawdown             -39.2%         -71.6%          -57.1%
 Start Date                  Feb-01         Jul-08          Jul-08
 End Date                    Nov-01         Feb-09          Mar-09
Max Monthly Consecutive Loss -33.5%         -67.8%          -54.5%
  Start Date                 Jul-08         Jul-08          Jul-08
  End Date                   Feb-09         Feb-09          Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -36.4% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4%  24.7% / -39.7%
Average Monthly Returns      1.6%           0.3%            0.4%
% Months with Gains          57.7%          57.7%           56.1%
Correlation
  S and P GSCI               0.71           1.00            0.91
  DJUBS                      0.82           0.91            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                           Annual Returns for Excess Return Indices
--------------------------------------------------------------------------------
                  DB Commodity Risk
--------------------------------------------------------------------------------
Calendar Year               Parity 18 S and P GSCI                      DJUBS
--------------------------------------------------------------------------------
2001                         -36.39%   -34.31%                     -22.32%
2002                          26.94%    29.92%                      23.86%
2003                          53.61%    19.48%                      22.66%
2004                          34.22%    15.65%                       7.64%
2005                          57.65%    21.61%                      17.54%
2006                          26.76%   -19.07%                      -2.71%
2007                          20.15%    26.81%                      11.08%
2008                         -17.48%   -47.29%                     -36.61%
2009                          26.22%    13.30%                      18.72%
2010                          27.90%     8.88%                      16.67%
2011 YTD                       7.70%    11.53%                       4.41%
Annualized Return             18.56%     0.64%                       3.89%
--------------------------------------------------------------------------------
Notes:
1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 31 March 2011

                                                                              47

DB Commodity Apex 14 Index

Section 7
                                                                              48

DB Commodity Apex 14
Index Summary

Attempts to generate reliable returns independent of market cycle

     By combining 3 well-established, yet uncorrelated commodities strategies --
     mean reversion , momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets

Components: Allocates exposure monthly between Mean Reversion (the DBLCI MR
Enhanced Index), Carry (the DB Commodity Harvest Index), and Momentum (the DBLCI
Commodity Momentum Index) in the inverse ratio of their 3 month volatilities.
Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%.

DBLCI MR Enhanced: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

DB Commodity Harvest: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

DBLCI Commodity Momentum: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBCMAP14)
                                                                              49

DB Commodity Apex 14
Index Construction
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
Note:
1 Weights; as of 31 March 2011
                                                                              50

DB Commodity Apex 14
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 2
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
                             DB Commodity
January 2002 -- March 2011   Apex 14        S and P GSCI       DJUBS

--------------------------------------------------------------------------------
Annualized Returns            32.4%           5.4%           7.2%
Volatility                    13.2%          26.2%          18.8%
Sharpe Ratio                   2.46           0.21           0.38
Maximum Drawdown             -15.8%         -71.6%         -57.1%
 Start Date                  Jun-07         Jul-08         Jul-08
 End Date                    Sep-07         Feb-09         Mar-09
Max Monthly Consecutive Loss  -9.8%         -67.8%         -54.5%
  Start Date                 Jun-07         Jul-08         Jul-08
  End Date                   Aug-07         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           97.3% / -5.7%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months            32.7% / -15.3% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns        2.4%           0.7%           0.7%
% Months with Gains           79.3%          62.2%          59.5%
Correlation
  S and P GSCI                 0.21           1.00           0.91
  DJUBS                        0.34           0.91           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                              Annual Returns for Excess Return Indices
--------------------------------------------------------------------------------
                  DB Commodity Apex 14 S and P GSCI                    DJUBS
--------------------------------------------------------------------------------
Calendar Year
2002                            5.23%   29.92%                         23.86%
2003                           32.43%   19.48%                         22.66%
2004                           63.12%   15.65%                          7.64%
2005                           36.68%   21.61%                         17.54%
2006                           71.98%  -19.07%                         -2.71%
2007                           17.69%   26.81%                         11.08%
2008                           47.87%  -47.29%                        -36.61%
2009                           23.21%   13.30%                         18.72%
2010                           10.29%    8.88%                         16.67%
2011 YTD                        6.23%   11.53%                          4.41%
Annualized Return              32.40%    5.39%                          7.21%
--------------------------------------------------------------------------------
Notes:
1    Source: Bloomberg. DB Commodity Apex 14 index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 March 2011
2    Data is till 31 March 2011. These are the exposure of constituents to DB
     Commodity Apex 14 index

                                                                              51

Appendix

Appendix 1

                                                                              52

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement
[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral
[] Spot Return [] Change in front month futures contract
[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price
--------------------------------------------------------------------------------
Excess Return = Spot Return + Roll Return
--------------------------------------------------------------------------------
Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

                                                                              53

Mean Reversion
DBLCI -MR Jan-01 Outperformance to DBLCI

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

Historical Commodity Allocation of the DBLCI -MR since 2006
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Source: Bloomberg

Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3 Data is as of 28 February 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

                                                                              54

MR+

Retrospective lookback over 12 periods

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months ...
     3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 100% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Notes: Returns are calculated as of 6(th) business day of each month, from
March 2010 to March 2011.
                                                                              55

Optimized Yield
Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                               [GRAPHIC OMITTED]

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                              56

Optimized Yield

Annualized Excess
returns from Jan
2001 to Feb 2011.
Most Optimum Yield
indices have
outperformed
corresponding
front-month
rolling indices

Energy Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Base Metals Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Agriculture Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Precious Metals Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Source: Bloomberg Notes:
1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2    Data as of 31 March 2011
                                                                              57

Target Volatility
Applying Volatility Targeting to Potentially Control Risk
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]
                                                                              58

Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, Rp, on that date according to the formula

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
     90-day historical levels based on log returns

[]   The amount of risk contributed, RCi, to the portfolio by the i(th) sector index is then calculated according to

[]   We then solve the above set of non linear equations for each (W)i with the following constraints

1) Wi [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures
                                                                              59

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	10.41%	25.69%	-10.07%	1.63%	8.10%	23.34%	0.35
S&P GSCI ™	11.53%	22.55%	12.78%	5.26%	1.88%	25.55%	0.07
DJ-UBSCI SM	4.41%	28.31%	-5.61%	0.52%	4.87%	18.14%	0.27
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS	6.91%	30.35%	-2.16%	5.94%	11.61%	16.44%	0.71
DB Commodity Booster DJUBS – TV14	6.40%	27.47%	2.60%	8.64%	14.80%	14.44%	1.02
DB Commodity Booster – Benchmark	12.96%	25.15%	-5.14%	2.60%	11.76%	22.04%	0.53
Mean Reversion Based Indices							
DBLCI-MR	12.30%	28.06%	-4.15%	13.28%	13.82%	20.42%	0.68
DBLCI – Mean Reversion Enhanced	5.15%	16.94%	-1.38%	11.50%	13.83%	18.44%	0.75
DBLCI MR Enhanced 15	4.89%	15.03%	0.87%	11.57%	17.55%	15.45%	1.14
DBLCI MR+	12.21%	18.67%	2.78%	15.40%	12.67%	15.11%	0.84
Market Neutral Indices							
DB Commodity Harvest	1.53%	0.11%	3.43%	4.34%	5.67%	3.45%	1.64
DB Commodity Harvest – 10	5.93%	-0.21%	12.30%	13.87%	18.45%	10.69%	1.73
DB Commodity Allocator Index	4.67%	-0.12%	4.28%	12.92%	14.78%	13.68%	1.08
DB Commodity Risk Parity 18 Index	7.70%	44.33%	8.46%	12.62%	21.88%	19.33%	1.13
DB Commodity Apex 14 Index	6.23%	19.58%	21.67%	29.61%	31.57%[3]	12.89%[3]	2.45[3]
DBLCI Commodity Momentum Index	2.54%	29.27%	32.28%	25.64%	16.61%	16.23%	1.02
Other Asset Classes							
Equities (S&P 500)	5.92%	15.65%	2.35%	2.62%	3.29%	21.22%	0.16
Fixed Income (US Govt. All Total Return)	-0.58%	2.44%	3.61%	4.73%	4.62%	2.84%	1.63

Source: Bloomberg. Data as of 31 March 2011

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero

All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 Annualised return based on total return and excess return

2 Annualised vol of the daily lognormal returns

3 Data available from 31 July 2001 only, Hence the statistics calculated is not for entire 10Y period

Deutsche Bank

60

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 Index	DBCMAP14 <Index>	18 October 10
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
61

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	21-Jun-11	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Feb-12	DBLCYECO Index	31 May 06
Heating Oil	31-May-11	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Nov-11	DBLCYERB Index	31 May 06
Gasoil	10-Jun-11	DBLCYEGO Index	31 May 06
Natural Gas	28-Sep-11	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	21-Sep-11	DBLCOALE Index	31 May 06
Copper	21-Mar-12	DBLCYECU Index	31 May 06
Zinc	18-May-11	DBLCYEZN Index	31 May 06
Nickel	17-Aug-11	DBLCYENI Index	31 May 06
Lead	17-Aug-11	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	29-Aug-11	DBLCOGCE Index	31 May 06
Silver	28-Dec-11	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-11	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-11	DBLCYEKW Index	31 May 06
Corn	14-Dec-11	DBLCOCNE Index	31 May 06
Soybean	14-Nov-11	DBLCYESS Index	31 May 06
Cotton	07-Dec-11	DBLCYECE Index	31 May 06
Sugar	30-Jun-11	DBLCYESB Index	31 May 06
Coffee	20-Mar-12	DBLCYEKC Index	31 May 06
Cocoa	15-Sep-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 31 March 2011

Deutsche Bank

62

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[] The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the
Optimal Roll Yield strategy may not be successful in achieving the desired objective

[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[] The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the Momentum strategy may not be successful in achieving the desired objective

[] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk Parity strategy may not be successful in achieving the desired objective

[] The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective

[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

                                                                              63

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors.  The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the
prospectus if you so request by calling toll-free   1-800-311-4409

                                                                              64

Disclaimer

S&P GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG or any securities. S&P has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones®", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC ("UBS Securities") or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN UBS AG.

"Dow Jones®", "DJ", "UBS®" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity Harvest – DJUBS and DB Commodity Booster – DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.

Deutsche Bank

65